Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

    This Amendment Agreement is dated as of March 5, 2024 (the "Amendment Effective Date") and amends that certain Employment Agreement dated as of June 25, 1998 (as amended from time to time, the "Employment Agreement") by and between East West Bancorp, Inc. ("Company") and Dominic Ng ("Employee").

    The following terms and conditions of the Employment Agreement are hereby modified as of the Amendment Effective Date:

1.Section 3.1 (Term) of the Agreement is hereby modified in its entirety to read as follows:
This Agreement and employment under this Agreement shall terminate on March 5, 2027 unless extended by Company.

2.Except as expressly agreed to herein, the Employment Agreement shall remain in force and effect.

EAST WEST BANCORP, INC.
/s/ GARY TEO
Gary Teo
Chief Human Resources Officer

/s/ DOMINIC NG
Employee: Dominic Ng